TECHNE CORPORATION

              NONQUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT, made this ____ day of _______, ____, by and between Techne Corporation, a Minnesota corporation (the "Company"), and
________________ (the "Optionee");

                           WITNESSETH

     WHEREAS, the Optionee on the date hereof is an employee, officer or director of or consultant to the Company or a Subsidiary of the Company; and

     WHEREAS, to induce the Optionee to further the Optionee's efforts in its behalf, the Company desires to grant to the Optionee an option to purchase shares of its Common Stock; and

     WHEREAS, the Company's Board of Directors and shareholders have adopted a stock option plan providing for the grant of nonqualified stock options known as the "Techne Corporation 1998 Nonqualified Stock Option Plan" (hereinafter referred to as the "Plan"); and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee hereby agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee, on the date of this Agreement, the option to purchase ______ shares of Common Stock of the Company (the "Option Stock") subject to the provisions of Paragraph 3 hereof and to the other terms and conditions herein contained, and subject only to adjustment in such number of shares as provided in
Section 12 of the Plan.

     2. Option Price. During the term of this option, the purchase price for the shares of Option Stock granted herein is $______ per share, subject only to adjustment of such price as provided in Section 12 of the Plan.

     3. Term of Option. The term during which this option may be exercised expires at the close of business on ______ __, ____, unless terminated earlier under the provisions of paragraphs 10, 11 or 12 below. This option shall be immediately exercisable.

     4. Transfer of Option. The Company, in its sole discretion, may permit the Optionee to transfer any or all of this Option to any member of the Optionee's "immediate family" as such term is defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Optionee's "immediate family" or partnerships in which such family members are the only partners; provided, however, that the Optionee receives no consideration for such transfer and that this Option shall continue to be subject to the same terms and conditions as were applicable to such Option immediately prior to its transfer.

     5. Manner of Exercise of Option. This option is to be exercised by the Optionee (or by the Optionee's successor or successors) by giving written notice to the Company of an election to exercise such option. Such notice shall specify the number of shares to be purchased hereunder and shall specify a date (not more than 30 calendar days and not less than 10 calendar days from the date of delivery of the notice to the Company) on which the Optionee shall deliver payment of the full purchase price for the shares being purchased. Such notice shall be delivered to the Company at its principal place of business. An option shall be considered exercised at the time the Company receives such notice. As soon as practicable following receipt of such notice and subject to the provisions of Paragraph 9 below, the Company shall, against payment by the Optionee of the required purchase price, deliver to the Optionee certificates for the shares so purchased. Payment for shares of Option Stock may be made in the form of cash, certified check, or, if authorized by the Company, in Common Stock of the Company. Any stock so tendered as part of such payment shall be valued at its then "fair market value" as provided in the Plan.

     6. Rights as a Shareholder. The Optionee or a transferee of this option shall have no rights as a shareholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares, except as provided in Section 12 of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12 of the Plan.

     7. Stock Option Plan. The option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan is attached hereto or has been made available to the Optionee and is hereby made a part of this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this option and the Optionee, and in the event of any question as to the construction of this Agreement or of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

     8. Withholding Taxes. In order to permit the Company to receive a tax deduction in connection with the exercise of this option, the Optionee agrees that as a condition to any exercise of this option, the Optionee will also pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes required by law to be withheld with respect to the option's exercise.

     9. Investment Purpose. Unless a Registration Statement under the Securities Act of 1933 is in effect at the time, the Company requires as a condition to the grant and exercise of this option that any stock acquired pursuant to this option be acquired for investment. In this regard, if requested by the Company, the Optionee, prior to the acquisition of any shares pursuant to this option, shall execute an investment letter to the effect that the Optionee is acquiring shares pursuant to the option for investment purposes only and not with the intention of making any distribution of such shares and will not dispose of the shares in violation of the applicable federal and state securities laws.

     10. Termination of Relationship with the Company. If the Optionee ceases to be an employee, consultant, advisor or director of the Company or any Subsidiary for any reason other than because of death or disability (as described below) or because of the sale, merger, or liquidation of the Company (which is covered by the provisions of Section 12 of the Plan), this option shall terminate (notwithstanding Paragraph 3 of this Agreement) on the earlier of (i) the close of business on the twelve-month anniversary date of such termination of relationship or directorship and (ii) this option's originally stated expiration date. In such period following such termination of relationship or directorship, this option shall be exercisable as provided above only to the extent the option was exercisable on the date of termination of relationship or directorship but had not previously been exercised.

     11. Death of Optionee. If the Optionee dies (i) while an employee, consultant, advisor or director of the Company or any Subsidiary, or (ii) within a period of twelve months after his termination of relationship or directorship with the Company or any Subsidiary as provided in Paragraph 10, this option shall terminate (notwithstanding Paragraph 3 of this Agreement) on the earlier of (i) the close of business on the twelve-month anniversary date of the Optionee's death, and (ii) this option's originally stated expiration date. In such period following the Optionee's death, this option may be exercised only by the person or persons to whom the Optionee's rights under this option shall have passed by the Optionee's will or by the laws of descent and distribution, and only to the extent the option was exercisable on the date of death but had not previously been exercised.

     12. Termination of Relationship or Directorship by Reason of Disability. If the Optionee ceases to be an employee, consultant, advisor or director of the Company or any Subsidiary before the original stated expiration of this option and such termination is due to permanent and total disability, this option shall be exercisable only to the extent it was exercisable on the date of such termination until the close of business on the twelve-month anniversary of such termination date or until the original stated termination date of the option, whichever is earlier. For purposes of this paragraph, a person is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     13. Recapitalizations, Sales, Mergers, Exchanges, Consolidations, Liquidation. In the event of a stock dividend or stock split, the number of shares of Option Stock and option exercise price shall be adjusted as provided in Section 12 of the Plan. Similarly, in the event of a sale, merger, exchange, consolidation or liquidation of the Company, this option shall be adjusted as provided in Section 12 of the Plan.

     14. Scope of Agreement This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by Paragraph 4 above.

     15. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement, but without submission of the dispute to such Association. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement in the manner appropriate to each, as of the day and year first above written.



                                   TECHNE CORPORATION


                                   By __________________________
                                      Thomas E. Oland, President



                                   _____________________________
                                   ___________________, Optionee